# FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of September 1, 2022 by and among VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey ("Village"), VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey ("Village NJ"), VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland ("Village MD"), VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania ("Village PA"), VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey ("VSM New Markets"), VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York ("VSM Gourmet"), VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York ("VSM Fairway"), GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey ("VSM Morristown"), HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey ("Hanover"), DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey ("Delilah"), FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey ("Fire Brands"), VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York ("VSM Distribution") and VILLAGE GALLOWAY SHOPPING CENTER LLC, a limited liability company organized under the laws of the State of New Jersey ("Galloway" and collectively with Village, Village NJ, Village MD, Village PA, VSM New Markets, VSM Gourmet, VSM Fairway, VSM Morristown, Hanover, Delilah, Fire Brands, VSM Distribution, the "<u>Borrower</u>"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "<u>Bank</u>").

## <u>RECITALS</u>

Whereas, the Borrower and Bank entered into a certain Amended and Restated Credit Agreement dated as of January 28, 2022 (as amended, replaced, restated, modified and/or extended from time to time, the "<u>Credit Agreement</u>"); and

Whereas, Borrower and Bank have agreed to modify the terms of the Credit Agreement as set forth in this First Amendment.

Now, therefore, in consideration of the Bank's continued extension of credit and the agreements contained herein, the parties agree as follows:

## <u>AGREEMENT</u>

1) ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

1

Wells/Village – First Amendment to A&R Credit Agreement
4870-0648-3753, v. 4

2) DEFINITIONS. The definitions in the Credit Agreement shall be and hereby are modified as follows: @ The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Credit Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Credit Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New Jersey. (b) The following definitions in Section 8.2 of the Credit Agreement are hereby deleted and are replaced to read as follows: “Advances” shall mean and include the Revolving Advances as well as the Letters of Credit, the Term Loan, the Converted Term Loan, the Galloway Term Loan and the 2022 Term Loan. “Contract Rate” shall mean, as applicable, the Revolving Interest Rate, the Term Loan Rate, the Converted Term Loan Rate, the Galloway Term Loan Rate and the 2022 Term Loan Rate. “Loans” shall mean, collectively, the Revolving Advances, the Term Loan, the Converted Term Loan, the Galloway Term Loan and the 2022 Term Loan. “Note” shall mean, collectively, the Revolving Credit Note, the Term Note, the Converted Term Note, the Galloway Term Note and the 2022 Term Loan. (© The following definitions are hereby added to Section 8.2 of the Credit Agreement to read as follows in alphabetical order: “2022 Term Loan” shall mean the Advances made pursuant to Section 1.3(c) of this Agreement. “2022 Term Loan Advance Date” shall mean September 1, 2022. “2022 Term Loan Amount” shall mean $10,000,000. “2022 Term Loan Conditions” shall have the meaning ascribed to it in Section 3 of the First Amendment. “2022 Term Loan Maturity Date” shall mean the first Business Day of September, 2029. “2022 Term Loan Rate” shall mean an interest rate per annum equal to the sum of (i) the greater of the SOFR Average (30-Day SOFR Average) and zero percent (0.00%) plus (ii) one and thirty-five hundredths of one percent (1.35%). “2022 Term Note” shall mean the promissory note described in Section 1.3(c)(i) hereof. 2 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 September 1, 2029. ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . ) FINITIONS. he fi iti ns e redit gree ent all e d r y re odified s l s: (a) he s ed rein d t r ise fi ed r odified rein all e e eanings ri ed e redit gr ement. he s d rein d t r ise fi ed r odified rein r fi ed e redit gree ent all ve e eanings ri ed e nif r o mercial ode s acted tate f e rsey. ) he ing fi iti ns ecti n . f e redit gree ent re r y l ted d re l ed d s l s: dvances” a l ean d l e e evolving dvances s ell s e e ters f redit, e er oan, e onverted er an, e all ay er an d e 22 er an. ontract ate” a l ean, s plicable, e evolving t rest ate, e er an ate, e onverted er an ate, e all ay er an ate d e 22 er an ate. oans” a l ean, ll cti ely, e evolving dvances, e er oan, e onverted er oan, e all ay er an d e 22 er oan. ote” all ean, ll ctively, e evolving redit ote, e er ote, e onverted er ote, e all ay er ote d e 22 er oan. c) he ing fi iti ns re r y ed ecti n . f e redit gree ent d s s abetical r er: 2 er an” all ean e dvances ade rs ant ecti n . (c) f is gr ement. 2 er an dvance ate” a l ean t ber , 2. 2 er an mount” a l ean , 00, 0. 2 er an onditions” a l ve e eaning ri ed ecti n f e irst endment. 22 er an aturity ate” a l ean e t usine s ay f t ber, 29. 2 er an ate” all ean rest t r ual e f ) e r ater f e FR verage ay FR verage) d ro r ent ) l s i) e d i -fi e dredths f e r ent ). 2 er ote” a l ean e i sory te scri ed ecti n . (c)(i) reof.

3 Wells/Village – First Amendment to A&R Credit Agreement 4870-0648-3753, v. 5 “Applicable Termination Date” shall mean, as applicable, the Termination Date, the Term Loan Maturity Date, the Converted Term Loan Maturity Date, the Galloway Term Loan Maturity Date and/or the 2022 Term Loan Maturity Date. “First Amendment” shall mean that certain First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment Closing Date by and among the Borrower and the Bank. “First Amendment Closing Date” shall mean as of September 1, 2022. “Term Loans” shall mean, as applicable, collectively and individually, the Term Loan, the Converted Term Loan, the Galloway Term Loan and/or the 2022 Term Loan. “Term Loan Rates” shall mean, as applicable, collectively and individually, the Term Loan Rate, the Converted Term Loan Rate, the Galloway Term Loan Rate and the 2022 Term Loan Rate. 3) MODIFICATIONS. The Credit Agreement shall be and hereby is modified as follows: (a) The following Subsection (c) is hereby added to Section 1.3 of the Credit Agreement to read as follows: “(c) 2022 Term Loan. (i) 2022 Term Loan. Bank hereby agrees to make a term loan to Borrower in a principal amount equal to the 2022 Term Loan Amount (“2022 Term Loan”). Borrower's obligation to repay the 2022 Term Loan shall be evidenced by a certain promissory note dated the First Amendment Closing Date, as modified from time to time in form and substance attached as Exhibit A to the First Amendment (“2022 Term Note”). (ii) Repayment. The 2022 Term Loan shall be repayable in eighty four (84) equal consecutive monthly principal installments based on a seven (7) year amortization schedule as more fully set forth on Schedule 1 attached to the 2022 Term Note, the first eighty three (83) of which shall be in the amount of $119,047.62 plus accrued interest commencing on the first Business Day of October, 2022, and continuing on the first Business Day of each month thereafter, with an eighty fourth (84th) and final payment of any unpaid balance of principal and interest payable on the first Business Day of September, 2029, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default herewith or earlier termination of this Agreement pursuant to the terms hereof. Notwithstanding anything to the contrary herein, the 2022 Term Loan is due and payable in full if the Revolving Line of Credit is not extended beyond the applicable Termination Date. (iii) Prepayment. Borrower may prepay principal on the 2022 Term Loan solely in accordance with the provisions of the terms and conditions set forth herein including, but not limited to, Section 1.8 herein.”

(b) Section 1.4 of the Credit Agreement is hereby amended by the addition of the following subsection (Vv) to be added in numerical order in the second sentence of Subsection (a) to read as follows: “and (v) with respect to the 2022 Term Loan, the 2022 Term Loan Rate” (© Section 1.4(b) of the Credit Agreement is hereby amended to read in its entirety as follows: “(b) Default Interest. The Bank shall have the option in its sole and absolute discretion to have the outstanding principal balance of each Loan bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to such Loan (the “Default Rate”) (i) from and after the Applicable Termination Date; (ii) from and after the date prior to the Applicable Termination Date when all principal owing hereunder becomes due and payable by acceleration or otherwise; and/or (iii) upon the occurrence and during the continuance of any Event of Default.” (d) The second sentence of Section 1.4(l) of the Credit Agreement is hereby amended to read in its entirety as follows: “If the foregoing Inability Determination or Illegality Determination relates to SOFR Average (30-Day SOFR Average) for any Interest Period, then any outstanding principal balance of the Notes bearing interest determined in relation to SOFR Average for any affected Interest Period shall bear interest at a fluctuating rate per annum determined in relation to the SOFR Average in effect from time to time, plus the applicable margin as set forth in the definitions of the Term Loan Rates, from the date of such Inability Determination or such Illegality Determination until Bank revokes such Inability Determination or notifies Borrower that the circumstances giving rise to such lllegality Determination no longer exist, as applicable; provided, however, that, with respect to any outstanding principal balance of the Loans bearing interest determined in relation to SOFR Average for any affected Interest Period, no such determination of interest shall take effect during any applicable Interest Period as a result of an Inability Determination.” (e) The initial clause of the first sentence of Section 1.8(a) of the Credit Agreement is hereby amended to read in its entirety as follows: “(a) Borrower may prepay principal on the Loans at any time and in the minimum amount of Five Hundred Thousand and 00/100 Dollars ($500,000); 4) Section 1.8(b) of the Credit Agreement is hereby amended to read in its entirety as follows: “(b) Application of Prepayments. If principal under any of the Term Loans is payable in more than one installment, then any prepayments of principal shall be applied to the most remote principal installment or installments then unpaid.” 4 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . ) ecti n . f e redit gree ent r y ended e diti n f e ing section ) e ed erical r er e nd t ce f bsection ) d s l s: d ) ith ect e 22 er an, e 22 er an ate” c) ecti n . (b) f e redit gree ent r y ended d tir ty s l s: ) efault t rest. he ank all e e ti n le d solute i reti n e e t t ding i cipal l ce f ch an ar rest t n sed t r puted e sis f -day ear, t al ys sed) ual r r ent ) ve e te f rest i e e pli able h oan e efault ate”) ) d ft r e plicable er ination ate; ) d t r e te ri r e plicable er ination ate hen l i cipal ing nder es e d able elerati n r r ise; d/or i) on e rrence d ri g e ti ance f y vent f efault.” ) he nd t ce f cti n . (l) f e redit gree ent r y ended d tir ty s l s: If e oing bilit et r ination r lle lit eter ination t s FR verage ay FR verage) r y rest eriod, n y t t ding i cipal l ce f e otes ari g rest t ined t n FR verage r y ted I rest ri d all ar rest t t ati g t r t ined t n e FR verage ct e e, l s e pli able argin s t rth e fi iti ns f e er an ates, e te f ch bilit et r ination r ch Ille lit et r ination til ank kes ch I bilit eter ination r tifies orr er at e rc stances i i g ch Ille lit eter ination er ist, s plicable; vided, ever, at, ith ect y t t ding cipal l ce f e ans ari g rest t ined t n FR verage r y ted rest riod, ch t ination f rest all e ct ri g y pli able rest ri d s ult f I bility eter ination.” ) he itial se f e st t ce f ecti n . (a) f e redit gree ent r y ended d tir ty s l s: a) orr er ay ay i cipal e ans t y e d e i u ount f i e undred ousand d / 00 o lars , );” (f) ecti n . (b) f e redit gree ent r y ended d tir ty s l s: ) plication f ayments. i cipal der y f e er ans able ore n e ent, n y ents f cipal all e plied e ost ote i cipal ent r ents n paid.”

(9) Section 1.9(a) of the Credit Agreement is hereby amended by the substitution of “the Term Loans” for the phrase “the Term Loan, the Converted Term Loan and/or the Galloway Term Loan” where it appears. 4) CONDITIONS TO ADVANCING THE 2022 TERM LOAN. @ The obligation of the Bank hereunder to advance the 2022 Term Loan to the Borrower is subject to the satisfaction of the following restrictions and conditions precedent delivered prior to the First Amendment Closing Date, unless the Bank agrees to extend such date due to the timing of the delivery of various items of due diligence set forth herein below, (collectively, the “2022 Term Loan Conditions”): (i) The Bank shall have received fully executed copies of the First Amendment, the 2022 Note and such other documents as Bank shall require; (i) ~~ The Bank shall have received a Closing Certificate from the Borrower; (iii) ~~ The Bank shall have received an Omnibus Certificate from the Borrower; and (iv) The Borrower shall satisfy and/or deliver to the Bank such documentation, certificates and/or other terms and conditions, as reasonably required by the Bank. All of the foregoing shall be evidenced by and subject to the terms of the Loan Documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance. 5) RELEASE. Borrower and its representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have or might have or may assert now or in the future against Bank directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Credit Agreement and/or any other Loan Document, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Amendment Closing Date. The Borrower hereby acknowledges and agrees that the execution of this First Amendment by Bank shall not constitute an acknowledgment of or an admission by Bank of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted. 6) NO WAIVER OF DEFAULTS. This First Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Credit Agreement or any other Loan Document 5 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . g) ecti n . (a) f e redit gree ent r y ended e stit ti n f e er oans” r e rase t e er an, e onverted er an d/or e all ay er oan” here pears. ) NDITIONS ANCING E 22 AN. (a) he li ati n f e ank nder ance e 22 er an e orr er ject e t ti n f e ing s d diti ns dent li ered ri r e irst endment l sing ate, le s e ank rees t d ch te e e i i g f e li ery f ri us te s f e i ce t rth rein l , ll cti ely, e 22 er an onditions”): ) he ank all e i ed ll cuted pies f e irst endment, e 22 ote d ch t er ents s ank all uire; i) he ank all ve i ed l sing ertificate e o rower; ii) he ank all ve i ed nibus ertifi ate e o rower; d ) he orr er all ti f d/or li er e ank ch cumen ation, rti tes d/or t er s d nditions, s ably ired e ank. ll f e oing all e i ced d ject e s f e an ocuments s ank all ably uire, l d st nce t t ry ank. orr er all y ank ediately on and e l ount f l arges, sts d enses e s id ird rties d l ated sts f ank r nel), ended r rred ank nection ith y f e oing curity, n i g it out i itati n, d r ing s d sts f praisals, dits d r nce. ) LEASE. orr er d r sentatives, ce sors d i ns r y i tl d erally, ingly d luntarily EASE, RGE d EVER AIVE d I UISH y d l i s, ands, li ations, ilities, fenses, ative fenses, t fs, nterclai s, t ns d ses f ti n f hatsoever i d r ture, hether n r nown, hich as, ay ve r ight e r ay sert r e t re ainst ank i ctly r irectly, i g t f, sed on r y a ner nected ith y saction, ent, c stance, ti n, i re t r u rence f y rt r e, ch se t d , g r nection ith e redit gree ent d/or y t er an ocument, hether n r nown, d hich cu red, isted, as en, r i ted r un ri r e irst endment l sing ate. he orr er r y ledges d rees at e ecution f is irst endment ank all t nstitute ledgment f r i sion ank f e i t ce f y ch s r f i ilit r y atter r dent on hich i ilit ay e erted. ) AIVER F FAULTS. his irst endment es t nstitute ) aiver f, r sent , ) y visi n f e redit gree ent r y t er an ocument except as expressly stated in this First Amendment, if applicable, or (ii) any present or future violation of, or Default or Event of Default under, any provision of the Credit Agreement or any other Loan Document, or (b) a waiver of Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Credit Agreement or any other Loan Document. The Borrower hereby acknowledges and agrees that failure to comply with any terms and/or conditions set forth herein shall be an Event of Default under the Credit Agreement and the other Loan Documents. 7) ACKNOWLEDGMENTS. Borrower acknowledges and represents that: @ the Credit Agreement and the other Loan Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off; (b) to the best of its knowledge, no default by the Bank in the performance of its duties under the Credit Agreement or the other Loan Documents has occurred; (© all representations and warranties of the Borrower contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date; (d) No Material Adverse Effect has occurred during the period commencing on the Closing Date through and including the First Amendment Closing Date; (e) Borrower has taken all necessary action to authorize the execution and delivery of this First Amendment; and 0) this First Amendment is a modification of an existing obligation and is not a novation. 8) EFFECT ON THE LOAN AGREEMENT. Upon the effectiveness of this First Amendment: @) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby; (b) all references in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby; and (©) except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. 9) MISCELLANEOUS. This First Amendment shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This First Amendment, the Credit Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this First Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The 6 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . cept s re sly t d is irst endment, plicable, r i) y sent r t re i lati n f, r efault r vent f efault der, y visi n f e redit gree ent r y t er an ocument, r ) aiver f ank’s t sist on t re pliance ith ch , enant, ndition d visi n f e redit gree ent r y t er an ocument. he rr er r y ledges d rees at i re ply ith y s d/or diti ns t rth rein all e ent f efault der e redit gree ent d e t er an ocuments. ) OWLEDGMENTS. orr er ledges d r sents at: (a) e redit gree ent d e t er an ocuments, s ended reby, re l r e d ct it out y fense, i , nterclai , t r f t-o f; ) e st f ledge, fault e ank e ance f ties der e redit gree ent r e t er an ocuments s cu red; c) l ntati ns d a ranties f e orr er tai ed rein, e redit gree ent d e t er an ocuments re e d rect l aterial ects s f is ate, cept r y r sentation r a ranty at ecifica ly rs rlier ate; ) o aterial dverse ffect s cu red ri g e ri d mencing n e l sing ate gh d n i g e irst endment l sing ate; ) orr er s en l essary ti n t orize e ecution d li ery f is irst endment; d (f) is irst endment odification f isti g li ati n d t vation. ) CT N E AN REEMENT. pon e t e s f is irst endment: (a) h ce e redit gree ent t is greement,” r under,” ereof,” erein” r ords f e port a l ean d e ce e oan gree ent s ended reby; ) l ces e t er an ocuments e redit gree ent all ean d e ce e redit gree ent s ended r by; d c) cept s ecifica ly ended rein, e redit gr ement, d l t er cuments, n ru ents d ents cuted d/or li ered nection r ith, all ain l rce d ffect, d re r y d d fi ed. ) I LLANEOUS. his irst endment all e str ed r ance ith d erned e a s f e tate f e rsey, it out ce at t ’s nflicts f ciples. his irst endment, e redit gree ent d e t er an ocuments nstitute e le ent f e rties ith ect e ject a ter r of d ersede l ral otiati ns d ri r riti gs ith ect e bject atter reof. o endment f is irst endment, d aiver f y e r ore f e isi ns reof all e cti e le s t rth riti g d ed e rties reto. he illegality, unenforceability or inconsistency of any provision of this First Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this First Amendment, the Credit Agreement or the other Loan Documents. This First Amendment, the Credit Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this First Amendment, the Credit Agreement and/or any of the other Loan Documents, the terms of the Credit Agreement as modified by this First Amendment shall control. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this First Amendment. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. 10) Waiver of Jury Trial. To the fullest extent permitted by applicable law, Borrower hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this First Amendment or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this First Amendment or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 7 ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . lle ality, enforceab lity r n sist cy f y vision f is irst endment all t y ay ct r pair e ality, f rceability r sist cy f e aining isi ns f is irst endment, e redit gree ent r e t er an ocuments. his irst endment, e redit gree ent d e t er an ocuments re n ed e nsistent. owever, e ent f y n sist ncies ong is irst endment, e redit gree ent d/or y f e t er an ocuments, e s f e redit gree ent s odified is irst endment all ntrol. he rties reto all ecute d li er ch diti nal ents d e ch diti nal ti n s ay e essary r sir ble t ate e isi ns d r oses f is irst endment. his irst endment ay e cuted y ber f nterparts d e i r nt rties arate unterparts. ach ch nterpart all e ed ri inal, t l ch nterparts all ether nstitute e d e e r ent. ) aiver f ry rial. o e l st t nt i ted y plicable , rro er y rr bly aives y t ial ry f y i , and, ti n r se f ti n i i g der is irst endment r y ay nected ith r t d r ental e ali gs f e rties reto ect f is irst endment r e sactions t plated reby, ch ce hether i ti g r reafter i i g d hether tract, rt, uity r erwise. R I DER F IS E IN I LLY FT NK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT] IN WITNESS WHEREOF, the undersigned have signed and sealed this First Amendment the day and year first above written. BORROWER: ATTEST: VILLAGE SUPER MARKET, INC. Name: G; Hiurthy Title; General Cousel WITNESS: VILLAGE SUPER MARKET OF NJ, L.P. By: Village Super Market, Inc., a New Jersey corporation, its General Partner By Nam¢: JOHN VAN ORDEN Title: Chief Financial Officer WITNESS: VILLAGE SUPERMARKET OF MARYLAND LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member \ By! By: Name: a. HEC Namef JOHN VAN ORDEN Title: General Coop Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] 8 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753.v. 4

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT] WITNESS: VILLAGE SUPER MARKET OF PA, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name/ JOHN VAN ORDEN Title: Chief Financial Officer WITNESS: VSM NEW MARKETS, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: By: Name: seh J. Mecar Name: JOHN VAN ORDEN Title: Cenerd Coonsd Title: Chief Financial Officer WITNESS: VSM GOURMET, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: By: Name: 3. Haring Name JOHN VAN ORDEN Title: Geserdh Guns Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] 9 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753,v 4

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT] WITNESS: WITNESS: WITNESS: By: Name: . Car Title: Genera) Goonsel VSM NY HOLDINGS LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member Namet JOHN VAN ORDEN Chief Financial Officer GREATER MORRISTOWN RESTAURANT, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY By: Village Super Market, Inc., a New Jersey corporation, its Manager By: JOA wd A IN Name¥YJOHN VAN ORDEN Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753,v. 4

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED WITNESS: WITNESS: By: Name Daniel TRC Title: General Coyne WITNESS: CREDIT AGREEMENT] DELILAH PROPERTIES LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer FIRE BRANDS INNOVATION LLC VSM NY DISTRIBUTION LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member Byd FAIS Name; JOHN VAN ORDEN Title: Chief Financial Office VILLAGE GALLOWAY SHOPPING CENTER LLC By: Village Super Market, Inc., By: Na a New Jersey corporation, its sole member mei, JOHN VAN ORDEN QdNl~ Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753.v. 4

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT] BANK: WELLS FARGO BANK, 12 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753,v. 4

Exhibit A 2022 Term Note See Attached 13 Wells/Village — First Amendment to A&R Credit Agreement 4870-0648-3753, v. 4 ells/Vi lage – irst endment R redit gree ent 0-0648-3753, . xhibit 22 er ote ee tt ched

1 Wells/Village – 2022 Term Note 4863-4805-9689, v. 3 2022 TERM NOTE Wells Fargo Bank, National Association $10,000,000 As of September 1, 2022 Roseland, New Jersey This 2022 Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of January 28 2022, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated of even date herewith (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) by and between among VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey (“Village”), VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey (“Village NJ”), VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland (“Village MD”), VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania (“Village PA”), VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM New Markets”), VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York (“VSM Gourmet”), VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York (“VSM Fairway”), GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM Morristown”), HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey (“Hanover”), DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey (“Delilah”), FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey (“Fire Brands”), VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York (“VSM Distribution”) and VILLAGE GALLOWAY SHOPPING CENTER LLC, a limited liability company organized under the laws of the State of New Jersey (“Galloway” and collectively with Village, Village NJ, Village MD, Village PA, VSM New Markets, VSM Gourmet, VSM Fairway, VSM Morristown, Hanover, Delilah, Fire Brands, VSM Distribution, the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement. FOR VALUE RECEIVED, Borrower hereby promise to pay to the order of the Bank, at the office of the Bank located at 190 River Road, 1st Floor, Summit, New Jersey 07901 or at such other place as the Bank may from time to time designate to Borrower in writing: (i) the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000) in eighty four (84) equal consecutive monthly principal installments based on a seven (7) year amortization schedule as more fully set forth on Schedule 1 attached hereto, the first eighty three (83) of which shall be in the amount of $119,047.62 plus accrued interest commencing on the first Business Day of October, 2022, and continuing on the first Business Day of each month thereafter, with an eighty fourth (84th) and final payment of any unpaid balance of principal and interest payable on the first Business Day of September, 2029, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; (i) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable 2022 Term Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Credit Agreement; and (iif) notwithstanding anything to the contrary herein, in the Credit Agreement and/or in any other Loan Document, all outstanding principal and interest hereunder which is due and payable in full if the Revolving Line of Credit is not extended beyond the applicable Termination Date. This Note is a “2022 Term Note” referred to in the Credit Agreement, and is entitled to the benefits of the Credit Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained. This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case pursuant to the terms and conditions set forth in the Credit Agreement. If an Event of Default under Subsection 6.1(f) or 6.1(h) of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the other Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. Bank may at any time pledge or assign all or any portion of its rights under the Credit Agreement or the other Loan Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under the Credit Agreement or any of the other Loan Documents. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, if any, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note whether or not suit is brought, and the prosecution or defense of any action in any way 2 Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 ells/Vi lage – 22 er ote 3-4805-9689, . on e rence f ent f efault der e redit gree ent r rlier ination f e redit gree ent rsuant e s reof; i) rest e cipal ount f is ote e e t t ding til ch cipal ount id l t e pli able 22 er an ate r ance ith e isi ns f e redit gr ement. I ent, ever, all rest eed e axi u rest t r i ted . pon d t r e urrence f ent f efault, d ri g e ti uation reof, rest all able t e efault ate r ance ith e redit gr ement; d i) t it st ding t ing e ntrary rein, e redit gree ent d/or y t er an ocument, l t t ing ri cipal d rest nder hich e d able l e evolving i e f redit t t ded nd e pli able er ination ate. his ote 2 er ote” r d e redit gr ement, d titl d e nefits f e redit gree ent d e t er an ocuments d bject l f e r ents, s d nditi ns rein ntained. his ote bject andatory ent, d ay e luntarily paid, hole r art, ch se rs ant e s d diti ns t rt e redit gr ement. I vent f efault der bsection . (f) r . (h) f e redit gree ent all cur, n is ote all i ediately e e d able, it out tice, ether ith able eys’ s e ll ti n r of l ed e ds f y tain r f rce ent reof. I y t er ent f efault all cur der e redit gree ent r y f e t er an ocuments, hich t red ithin y pli able ce ri d, n is ote ay, s i ed e redit gr ement, e clared e ediately e d able, it out tice, et er ith able eys’ s, e ll ti n r of l ed e ds f y tain r f rce ent reof. ank ay t y e ge r i n l r y rti n f ts der e redit gree ent r e t er an ocuments in i g y rti n f is ote) y f e elve ) deral eserve anks nized der ecti n f e deral eserve ct, . .C. ecti n 1. o ch ge r ent r ent r of all se ank li ati ns der e redit gree ent r y f e t er an ocuments. pon e le, sfer, othecation, ent r t er brance, hether luntary, n l ntary r erati n f , f l r y rest y al erty uring is ote, y, r on e rrence f y ent f efault, e l er f is ote, t e lder's tion, ay clare l s f cipal d rest t t ding nder e ediately e d able it out t ent, and, tice f perf r ance, ti e f r test, test r tice f i onor, l f hich re re sly aived o rower, d e li ation, y, f e l er t d y rt er dit nder all ediately ase d inate. orr er all y e l er ediately on and e l ount f l ents, ances, arges, sts d enses, i g able eys' s e tsi e unsel es), ended r rred e l er nection ith e ent f e lder's ts d/or e ll cti n f y ounts hich e e e l er der is ote hether r t it ught, d e s cution r f nse f y ti n y ay related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several. The effective date of this Note shall be the date that Bank has accepted this Note and all conditions to the effectiveness of the Credit Agreement have been fulfilled to Bank's satisfaction. Notwithstanding the occurrence of the effective date of this Note, Bank shall not be obligated to extend credit under this Note until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction. This Note shall be construed and enforced in accordance with the laws of the State of New Jersey. Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement. [SIGNATURE PAGE TO FOLLOW] Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 3 ells/Vi lage – 22 er ote 3-4805-9689, . t d is ote, i g it out i itati n, y ti n r cl rat ry lief, hether rred t e l r pe late el, it ti n eeding r r ise, d n i g y f e oing rred nection ith y kruptcy eding in i g it out i itati n, y ersary ceeding, tested a ter r otion ght ank r y t er rson) t g orr er r y t er r n r tity. ould ore n e rs n r tit n is ote s o rower, e li ati ns f ch ch orr er all e int d eral. he cti e te f is ote all e e ate at ank s epted is ote d l diti ns e t e s f e redit gree ent ve en lfill d ank's t ction. ot ithstanding e u rence f e cti e ate f is ote, ank all t e li ated t d dit der is ote til l diti ns ch t sion f dit t rth e redit gree ent e en lfil d ank's t ction. his ote all e str ed d f rced r ance ith e s f e t te f e rsey. orr er re sly aives y t ent, and, r test, ti e f r test, r ti e f y i d cept s re sly i ed e redit gr ement. SIGN RE E OW]

[SIGNATURE PAGE TO 2022 TERM NOTE] ATTEST: VILLAGE SUPER MARKET, INC. By: Namey/ JOHN VAN ORDEN Title: Chief Financial Officer VILLAGE SUPER MARKET OF NJ, L.P. WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its General Partner By: nl Cin VAN ORDEN Title: Chief Financial Officer VILLAGE SUPERMARKET OF MARYLAND LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: il DN LA I~ Name: Darke J. Name JOHN VAN ORDEN Title: Generel isi] Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village ~ 2022 Term Note 4863-4805-9689, v. 3

[SIGNATURE PAGE TO 2022 TERM NOTE] VILLAGE SUPER MARKET OF PA, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer VSM NEW MARKETS, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: { LON) h) Pal Name:lJOHN VAN ORDEN Title: Chief Financial Officer VSM GOURMET, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: JOHN VAN ORDEN Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/ Village — 2022 Term Note 4863-4805-9689.v 3

[SIGNATURE PAGE TO 2022 TERM NOTE] VSM NY HOLDINGS LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: Title: Chief Financial Officer GREATER MORRISTOWN RESTAURANT, LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By Lo, So LA Name: {JOHN VAN ORDEN Title: Chief Financial Officer HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Manager By: Name:/JOHN VAN ORDEN Title: Chief Financial Officer [SIGNATURE PAGE TO FOLLOW] Wells/Village — 2022 Term Note 4863-4805-9689, v. 3

[SIGNATURE PAGE TO 2022 TERM NOTE] DELILAH PROPERTIES LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name: 1OHN VAN ORDEN Title: Chief Financial Officer FIRE BRANDS INNOVATION LLC By: Name: JOHN VAN ORDEN Title: Manager VSM NY DISTRIBUTION LLC WITNESS: By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By: Name Title: OHN VAN ORDEN Chief Financial Officer WITNESS: VILLAGE GALLOWAY SHOPPING CENTER LLC By: Village Super Market, Inc., a New Jersey corporation, its sole member By: 00 Namej JOHN VAN ORDEN Title: Chief Financial Officer Wells/ Village — 2022 Term Note 4863-4805-9689, v. 3

The Note will be paid in the principal amounts plus accrued interest on the dates as shown below: Payment Due Date SCHEDULE 1 (Term Note Amortization Schedule) SCHEDULE 1 TO PROMISSORY NOTE Oct 03, 2022 Nov 01, 2022 Dec 01, 2022 Jan 03, 2023 Feb 01, 2023 Mar 01, 2023 Apr 03, 2023 May 01, 2023 Jun 01, 2023 Jul 03, 2023 Aug 01, 2023 Sep 01, 2023 Oct 02, 2023 Nov 01, 2023 Dec 01, 2023 Jan 02, 2024 Feb 01, 2024 Mar 01, 2024 Apr 01, 2024 May 01, 2024 Jun 03, 2024 Jul 01, 2024 Aug 01, 2024 Sep 03, 2024 Oct 01, 2024 Nov 01, 2024 Dec 02, 2024 Jan 02, 2025 Feb 03, 2025 Mar 03, 2025 Apr 01, 2025 May 01, 2025 Jun 02, 2025 Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 Principal Payment Due 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 8 ells/Vi lage – 22 er ote 3-4805-9689, . DULE ote ortization edule) DULE ISS RY TE he ote ill e id e i cipal ounts l s r ed rest e tes s n l : ent ue ate ri cipal ent ue ct 3, 22 , 47.62 ov 1, 22 , 47.62 ec 1, 22 , 47.62 n 3, 23 , 47.62 b 1, 23 , 47.62 ar 1, 23 , 47.62 pr 3, 23 , 47.62 ay 1, 23 , 47.62 n 1, 23 , 47.62 l 3, 23 , 47.62 ug 1, 23 , 47.62 ep 1, 23 , 47.62 ct 2, 23 , 47.62 ov 1, 23 , 47.62 ec 1, 23 , 47.62 n 2, 24 , 47.62 b 1, 24 , 47.62 ar 1, 24 , 47.62 pr 1, 24 , 47.62 ay 1, 24 , 47.62 n 3, 24 , 47.62 l 1, 24 , 47.62 ug 1, 24 , 47.62 ep 3, 24 , 47.62 ct 1, 24 , 47.62 ov 1, 24 , 47.62 ec 2, 24 , 47.62 n 2, 25 , 47.62 b 3, 25 , 47.62 ar 3, 25 , 47.62 pr 1, 25 , 47.62 ay 1, 25 , 47.62 n 2, 25 , .

| | |
|---|---|
| Jul 01, 2025 | 119,047.62 |
| Aug 01, 2025 | 119,047.62 |
| Sep 02, 2025 | 119,047.62 |
| Oct 01, 2025 | 119,047.62 |
| Nov 03, 2025 | 119,047.62 |
| Dec 01, 2025 | 119,047.62 |
| Jan 02, 2026 | 119,047.62 |
| Feb 02, 2026 | 119,047.62 |
| Mar 02, 2026 | 119,047.62 |
| Apr 01, 2026 | 119,047.62 |
| May 01, 2026 | 119,047.62 |
| Jun 01, 2026 | 119,047.62 |
| Jul 01, 2026 | 119,047.62 |
| Aug 03, 2026 | 119,047.62 |
| Sep 01, 2026 | 119,047.62 |
| Oct 01, 2026 | 119,047.62 |
| Nov 02, 2026 | 119,047.62 |
| Dec 01, 2026 | 119,047.62 |
| Jan 04, 2027 | 119,047.62 |
| Feb 01, 2027 | 119,047.62 |
| Mar 01, 2027 | 119,047.62 |
| Apr 01, 2027 | 119,047.62 |
| May 03, 2027 | 119,047.62 |
| Jun 01, 2027 | 119,047.62 |
| Jul 01, 2027 | 119,047.62 |
| Aug 02, 2027 | 119,047.62 |
| Sep 01, 2027 | 119,047.62 |
| Oct 01, 2027 | 119,047.62 |
| Nov 01, 2027 | 119,047.62 |
| Dec 01, 2027 | 119,047.62 |
| Jan 03, 2028 | 119,047.62 |
| Feb 01, 2028 | 119,047.62 |
| Mar 01, 2028 | 119,047.62 |
| Apr 03, 2028 | 119,047.62 |
| May 01, 2028 | 119,047.62 |
| Jun 01, 2028 | 119,047.62 |
| Jul 03, 2028 | 119,047.62 |
| Aug 01, 2028 | 119,047.62 |
| Sep 01, 2028 | 119,047.62 |
| Oct 02, 2028 | 119,047.62 |
| Nov 01, 2028 | 119,047.62 |
| Dec 01, 2028 | 119,047.62 |

9

Wells/Village – 2022 Term Note
4863-4805-9689, v. 3

Jan 02, 2029 Feb 01, 2029 Mar 01, 2029 Apr 02, 2029 May 01, 2029 Jun 01, 2029 Jul 02, 2029 Aug 01, 2029 Sep 04, 2029 Wells/Village — 2022 Term Note 4863-4805-9689, v. 3 10 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 119,047.62 Remaining Balance ells/Vi lage – 22 er ote 3-4805-9689, . n 2, 29 , 47.62 b 1, 29 , 47.62 ar 1, 29 , 47.62 pr 2, 29 , 47.62 ay 1, 29 , 47.62 n 1, 29 , 47.62 l 2, 29 , 47.62 ug 1, 29 , 47.62 ep 4, 29 e aining l